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                                                                   Exhibit 10.16

                           LOAN AND SECURITY AGREEMENT

Agreement No.                                         Dated as of April 13, 2001
               -----------

                                     between

                               GATX VENTURES, INC.
                              3687 Mt. Diablo Blvd.
                                    Suite 200
                               Lafayette, CA 94549

                                    as Lender

                                       and

                          NETSCREEN TECHNOLOGIES, INC.
                             A Delaware corporation
                               350 Oakmead Parkway
                               Sunnyvale, CA 94085

                                   As Borrower

                            CREDIT AMOUNT: $3,500,000

Initial Loan Factor           3.168%                 Repayment Period:          36 months

Final Payment Percentage      9%                     Treasury Note Maturity:    36 months

Minimum Funding Amount:       $50,000                Loan Margin:               375 basis points

                      Maximum Number of Fundings: Once Per Month

                     Commitment Termination Date: November 30, 2001

Eligible Equipment: computer equipment, laboratory test and measurement equipment, office equipment and furnishings, software, custom equipment, leasehold improvements and other intangible items.

     The defined terms and information set forth on this cover page are a part of the Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between GATX VENTURES, INC., a Delaware corporation ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between lender and Borrower are as follows:

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          1.01 Certain Definitions: Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

          "Borrower's Home State" shall mean the state in which Borrower's principal place of business is located.

          "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, Illinois or Borrower's Home State or other day on which banking institutions are authorized or obligated to close in California, Illinois or Borrower's Home State.

          "Claim" has the meaning given to that term in Section 10.03.

          "Collateral" has the meaning given to that term in Section 5.01(a).

          "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

          "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

          "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

          "Default Rate" means the per annum rate of interest equal to five percent (5%) over the rate at which the Loan Rate and the Final Payment amortize the Loan, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

          "Environmental Law" shall mean the Resource Conservation and Recover Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

          "Eligible Equipment" shall mean, to the extent acceptable to Lender, Equipment of the types listed following such term on the cover page of this Agreement.

          "Equipment" has the meaning given to that term in Section 5.01(a).

          "Event of Default" has the meaning given to that term in Section 9.01.

          "Event of Loss" has the meaning given to that term in Section 6.01(e).

          "Fair Market Value," with respect to an item of Equipment, shall mean a price determined on the basis of and equal in amount to the value which would obtain in an arm's-length transaction between an informed and willing buyer-user (other than a used equipment dealer) and an informed and willing seller under no compulsion to sell, on the assumptions that: such item of Equipment

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(i) is being sold "in place and use," at the premises of Borrower; (ii) is free and clear of all liens and encumbrances; and (iii) is in condition required by
Section 6.01(c) of this Agreement. In such determination, cost of removal from the location of current use shall not be a deduction from such value. If Lender and Borrower are unable to agree on the Fair Market Value of such item of Equipment within 90 days prior to the Maturity Date of the applicable Loan, such value shall be determined in accordance with the foregoing definition by a qualified independent appraiser mutually agreeable to Lender and Borrower or, failing such agreement, by three appraisers, one selected by Borrower, one selected by Lender and one selected by the appraisers selected by Lender and Borrower. Such appraiser(s) shall be furnished with a copy of this Agreement and the relevant Loan Terms Schedule(s) and such other information as any appraiser deems relevant to such appraiser's determination of such value. Each appraiser shall be instructed to deliver such appraiser's determination in writing to Lender and Borrower within 20 days after being appointed under this Agreement, but in no event later than 30 days prior to such Maturity Date. The determination by the appraiser shall be made on the request of Lender in accordance with the Uniform Standards of Professional appraisal Practice (or successor rules) in the United States in effect at the date of such determination. Each of Lender and Borrower shall pay one-half of the single appraiser's fees and all other appraisal fees and expenses, or if there are three appraisers, the fees and expenses of the appraiser selected by it and one-half of the fees and expenses of the third appraiser and all other appraiser fees and expenses.

     "Final Loan" shall mean the last Loan advanced on or prior to the Commitment Termination Date.

     "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date for such Loan equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

     "Final Payment Percentage" means the percentage set forth following such term on the cover page of this Agreement.

     "Funding Date" shall mean any date on which a Loan is made to or on account of Borrower under this Agreement.

     "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local government authority.

     "Interim Payment" shall mean, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the implicit rate of interest for such Loan by 360 (taking into account the Loan Rate and the Final Payment in order to determine such implicit rate of interest), and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

     "Landlord Consent" shall mean a consent in the form of Exhibit A or such other form as Lender may agree to accept.

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     "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any person.

     "Loan" shall mean each advance by Lender to Borrower under this Agreement.

     "Loan Amount" shall mean, as of any date, with respect to each Loan, the original principal amount of such Loan less the aggregate of all Stated Costs of Equipment with respect to which prepayments of such Loan have been made.

     "Loan Factor" shall mean, with respect to each Loan, the amount set forth as a percentage with respect to such Loan in the applicable Loan Terms Schedule, calculated using the Loan Rate applicable to such Loan.

     "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

     "Loan Rate" shall mean, with respect to each Loan, the per annum rate of interest (based on a year of twelve 30 day months) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in the Wall Street Journal on the date the Loan Terms Schedule for such Loan is prepared, plus (b) the applicable Loan Margin.

     "Loan Terms Schedule" shall mean, with respect to each Loan, a schedule in the form of Schedule 1 hereto, duly completed to set forth the terms applicable to such Loan.

     "Loan Value" shall mean, with respect to each Loan, the percentage set forth in the Loan Terms Schedule applicable to such Loan, determined as of the Payment Date on which payment of an amount is to be made, or if such date is not a Payment Date, as of the next Payment Date following such date.

     "Maturity Date" shall mean, with respect to each Loan, the last Business Day of the Repayment Period applicable to such Loan.

     "Maximum Number of Fundings" shall mean the maximum number of fundings under this Agreement specified on the cover page of this Agreement.

     "Minimum Funding Amount" shall mean the dollar amount specified on the cover page of this Agreement.

     "New Equipment" means financed Equipment delivered to Borrower by the manufacturer or vendor not more than ninety (90) days (or, with respect to the first Loan only, one hundred eighty (180) days) prior to the Funding Date of the Loan relating to such financed Equipment, which financed Equipment is new and has not been previously used by any Person at the time of delivery to Borrower.

     "Obligations" has the meaning given to that term in Section 5.01.

     "Operative Documents" shall mean this Agreement, the Warrant, the Landlord Waiver and Consent(s) and all other documents, instrument and agreement (including Loan Terms Schedules)

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executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby and thereby.

     "Payment Date" has the meaning given to that term in Section 2.04(a).

     "Permitted Liens" means (a) the Lien created by this Agreement, (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Equipment and that borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of borrower), and (c) Landlord's artisan's and similar liens on property, which, in each case, do not in the aggregate materially impair the use thereof in the operation of the business of Borrower.

     "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or any entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

     "Repayment Period" shall mean the period beginning on the first Payment Date and continuing for the number of calendar months or quarters set forth following such term on the cover page of this Agreement.

     "Responsible Officer" means any of the chief financial officer, vice president finance, general counsel or controller.

     "Scheduled Payments" has the meaning given to that term in Section 2.04(a).

     "Stated Cost" shall mean, with respect to each item of Equipment, the dollar amount assigned thereto, as set forth on Annex A to the applicable Loan Terms Schedule, by Borrower and Lender at the time of the making of the Loan for which such item of Equipment serves as collateral.

     "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

     "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative documents.

     "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

     "Used Equipment" shall mean all Equipment which is not New Equipment.

     "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit B.

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     1.02  Headings.  Headings in this Agreement and each of the other Operative
Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.03 Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

     1.04 Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

     1.05 Entire Agreement. This Agreement, together with the terms set forth in each Loan Terms Schedule and each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

     1.06 Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time. The terms and conditions set forth in each Loan Terms Schedule are incorporated herein by this reference.

     2.01 Credit Facility. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans; provided, however, that the aggregate original principal amount of the Loans shall not exceed the Credit Amount at any time; provided, further, that the aggregate original principal amount of any Loan shall not exceed the aggregate original Fair Market Value of the items of Equipment being financed with such Loan; provided, further, that the aggregate principal amount of the Loans relating to the financing of computer software packages and Equipment specially designed or manufactured for Borrower, as well as other financing of intangible items shall not exceed twenty percent (20%) of the Credit Amount. If repaid or prepaid, the principal of the Loans may not be re-borrowed.

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     2.02  Use of Proceeds; the Loans and the Loan Terms Schedules.

     (a) Use of Proceeds. The proceeds of the Loans shall be used solely for the purchase of, or reimbursement to Borrower of the Stated Cost of, Equipment.

     (b) The Loans. The obligation of Borrower to repay the aggregate unpaid principal amount of and accrued but unpaid interest on and to make the Final Payments on the Loans, or to pay the Loan Value of the Loan Amount applicable to each Loan, shall be evidenced by a Loan Terms Schedule which shall be considered a promissory note evidencing the amounts due under such Loan.

     2.03 Procedure for Making Loans.

     (a) Loan Terms Schedule. Whenever Borrower desires that Lender make a Loan, Borrower shall deliver to Lender a list of the Equipment proposed to be financed by such Loan and request that Lender prepare a Loan Terms Schedule for such Loan. Lender's obligations to make the initial Loan shall be subject to the satisfaction of the conditions set forth in Section 8.01 and 8.02. Lender's obligation to make each subsequent Loan shall be subject to the satisfaction of the conditions set forth in Section 8.02.

     (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of each Loan from the first Payment Date for such Loan until such Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined by Lender as of the Funding Date for such Loan in accordance with the definition of Loan Rate. The Loan Rate applicable to each Loan shall not be subject to change in the absence of manifest error. All computations of interest on Loans shall be based on a year of twelve 30 day months. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the applicable Loan.

     (c) Loan Factor and Loan Value Calculation. Each Loan Terms Schedule shall establish the Loan Factor and Loan Values with respect to such Loan. The Loan Factor shall be calculated to a manner to fully amortize the Loan over the Repayment Period applicable to such Loan to equal periodic installments. The Loan Factor and Loan Values applicable to each Loan shall be conclusive in the absence of manifest error.

     (d) Disbursement. Subject to the receipt by Lender of a Loan Terms Schedule duly executed by Borrower and the satisfaction of the conditions set forth to Sections 8.01 and 8.02 with respect to the initial Loan and the satisfaction of the conditions set forth in Section 8.02 with respect to each subsequent Loan, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

     (e) Termination of Commitment to Lend. Notwithstanding anything to the contrary to the Operative Documents, Lenders obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder and (ii)the Commitment Termination Date.

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     2.04.  Other Payment Terms.

     (a) Principal and Interest Payments On Payment Dates. Borrower shall make payments of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments"), commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date, provided however, that the last Scheduled Payment which would otherwise be made in the last month of such Repayment Period shall be paid in advance on the Funding Date. The Loans may not be prepaid except in the circumstances set forth in Section 6.01(e).

     (b) Interim Payment. Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay to Lender the Interim Payment payable with respect to such Loan on the date specified in the Loan Terms Schedule applicable to such Loan.

     (c) Final Payment. Unless a Loan-is prepaid in full, on the Maturity Date with respect to such Loan, Borrower shall pay, to addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

     (d) The Good Faith Deposit. Borrower has paid a good faith deposit in the amount of $15.000 (the "Deposit"). Any portion of the Deposit not utilized to pay Lender's expenses in connection with Lender's due diligence and the negotiation, documentation and funding of the Loans will be applied by Lender to amounts due under the Loans in the order in which such amounts are due. If Loans are not made, any remaining balance of the Deposit shall be retained by Lender.

     (e) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States at the address for payments and in the manner specified in Section 10.05(b).

     (f) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included to the computation of interest or fees, as the case may be.

     (g) Default Ram. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, or Q) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid to full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of twelve 30-day months.

     (h) Optional Prepayment. At any time on or after the first anniversary of the earlier of (i) the Commitment Termination Date or (ii) the Funding Date of the Final Loan, and upon ten (10) Business Days' prior written nonce to Lender, Borrower may, at its option, prepay all, and

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not less than all, of the Loans to full by paying to Lender an amount equal to
(i) all accrued and unpaid Scheduled Payments with respect to each Loan due on or prior to the date of prepayment; (ii) the sum of all remaining unpaid Scheduled Payments discounted to present value to the date of prepayment at seven percent (7%) per annum: (iii) the sum of all Final Payments discounted to present value to the date of prepayment at seven percent (7%) per annum: and (v) all other sums, if any, that shall have become due and payable hereunder. If an Event of Default occurs and is continuing, and the Lender exercises its right under Section 9.02 to accelerate the Loans or the Loans are automatically accelerated, Borrower expressly agrees that the amount then due and payable shall be equal to (i) all accrued and unpaid Scheduled Payments on each Loan due on or prior to the date of acceleration, (n) the Loan Value of each Loan, and
(iii) all other sums, if any, that shall have become due and payable hereunder as of the date of such acceleration. Except as set forth in this Section 2.04(h), the Loans may not be prepaid.

     3.01. Representations and Warranties. Except as set forth on Annex C to Schedule No. 1 hereto, Borrower makes the following representations and warranties to Lender as of the date hereof and again on each Funding Date:

     (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in the state(s) in which the Equipment will be located.

     (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents to which Borrower is a parry and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

     (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower on to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

     (d) Title to Properties. Borrower has good and marketable title to all Equipment, which constitutes or will constitute Collateral, free and clear of all Liens, other than Permitted Liens.

     (e) Authorization, Enforceability, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. Except for filings in connection with the issuance of the Warran, no authorization, consent, approval, license or exemption of, and no

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registration, qualification, designation, declaration or filing with, or nonce to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii)the performance of Borrower's obligations under any Operative Document to which Borrower is a party, or (iii) the granting of the security interest to the Collateral. The Operative Documents to which Borrower is a parry have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     (f) Litigation. There are no actions, suits or proceedings, to the knowledge of Borrower, investigations pending or actions overtly threatened against or adversely affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which if adversely determined could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

     (g) Disclosure. Neither any Operative Document nor any other agreement, document or certificate furnished by Borrower to Lender, including, without limitation, historical financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future reasonably be expected to materially adversely affect, its ability to perform its obligations under the Operative Documents to which it is a parry.

     (h) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except for Permitted Liens) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

     (i) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth in Section 10.05(a).

     (j) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since September 30, 2000.

     4.01.  Furnishing Reports.  Borrower shall furnish to Lender:

     (a) Financial Statements. So long as Borrower is not subject to the reporting requirements of Sections 12 or 15 of the Securities and Exchange Act, as amended, promptly as they are available, unaudited monthly (but in any case within 30 days of month-end) and audited annual (but in any case within 90 days of year-end) financial statements of Borrower and such other financial information as Lender may reasonably request from time to time. From and after

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such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) within ten (10) Business Days of the time of filing of Borrower's Form 10K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K: and (ii) within ten (10) Business Days of the filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

     (b) Compliance Statements. Each time Borrower delivers any financial statements pursuant to Section 4.01(a), Borrower shall also deliver to Lender a certificate of Borrower's Chief Financial Officer or other senior officer staring that he or she has reviewed the provisions of this Agreement and no Event of Default has occurred and is continuing, or if Borrower shall be so in default, specifying all such defaults and events of which he or she may have knowledge.

     (c) Notice of Event of Loss. As soon as possible, and in any event within fifteen (15) days thereafter, notice in writing in reasonable detail of any Event of Loss.

     (d)  Notice of Defaults.  As soon as possible, and in any event within five
(5) Business Days after the discovery of a Default or Event of Default provide Lender with an offices certificate of Borrower setting forth the facts known to Borrower relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

     (e) Miscellaneous. Such other information as Lender may reasonably request from time to time in connection with a Funding Date or otherwise.

     5.01.  Grant of Security Interest.

     (a) Grant. Borrower, in order to secure the payment of the principal, interest and Final Payment due with respect to the Loans made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"):

     All right, title, interest, claims and demands of Borrower and to each and every item of equipment, fixtures or personal property which is financed with or is designated as collateral for a Loan on and after the date of this Agreement by designating such equipment, fixtures and personal property on Annex A to each Loan Terms Schedule, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof

     The security interest herein granted shall constitute a first priority security interest upon the proper thin a of one or more financing statements identifying the Collateral with the proper state and/or local authorities.

     (b) After-Acquired Property. All Equipment which is financed through Loans shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The definition of the term "Equipment" shall be deemed amended on each Funding Date to incorporate all property financed with, or which will constitute Collateral for, the Loan advanced on such Funding Date. Any failure to formally amend such definition shall not affect the grant by Borrower to Lender of the security interest in such Collateral pursuant to this Article V. This Agreement and the other documents in connection herewith may be supplemented and amended from time to time, as required by Lender, to reflect the additional Collateral subject to the security interest granted pursuant to this Article V.

     5.02. Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, that if any item of Collateral is subject to `an Event of Loss', then following the prepayment of the Loan with respect to such item pursuant to
Section 6.01(e), Lender shall release its security interest in such item of Collateral. Lender shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

     5.03. Possession of Collateral. So long as no Event of Default has occurred and is continuing. Borrower shall remain to full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto: provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

     5.04. Markings on the Collateral. If requested at any time by Lender, Borrower shall place in a conspicuous location on each item of Collateral a nonce (to be supplied by Lender), which reads as follows:

                        "GATX Ventures, Inc - Lienholder"

     Such notice shall not be removed (or if removed or damaged such nonce shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

     6.01. Affirmative Covenants.

     (a) Payment of Taxes-etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

     (b) Inspection Rights. Borrower shall during Borrower's normal business hours and from time to time not to exceed two times per year so long as no Event of Default has occurred and is continuing, permit Lender or any of its agents or representatives to inspect the Equipment, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any Responsible Officer of Borrower relating in each case to Lender's capacity as lender and secured patty hereunder and with respect to the Collateral.

     (c) Use: Maintenance. (i) Borrower shall, ants expense, make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufactures manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender, (ii) Borrower shall, ants expense, maintain the Collateral in good condition, reasonable wear and tear excepted, and comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all hams during the Tern maintenance service contracts with suppliers approved by Lender, which approval shall not be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be promptly paid for and discharged by Borrower with the result that no Lien will attach to the Collateral. All parts or accessories attached to or made part of the Collateral shall be new, fabricated or rebuilt and in any case shall be consistent with the applicable specifications, if any, prescribed by the manufacturer of the affected Collateral.

     (d) Insurance. Borrower shall, obtain and maintain for the Term, at its own expense:

          (i) "All risk" insurance against loss or damage to the Collateral. The coverage limit shall be the greater of the replacement cost of the Equipment or the Stipulated Loan Value of the Loan Amount applicable to each Loan. The deductible shall not exceed $25,000. The policy shall name Lender as loss payee with respect to the Equipment, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and shall waive subrogation against Lender.

          (ii) Commercial general liability insurance (including contractual liability. products liability and completed operations coverages) reasonably satisfactory to Lender. The limit of liability shall be at least 55,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to 525,000. The policy(ies) shall name Lender as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lender, and contain cross liability and severability of interest clauses.

          (iii) Such other insurance against risks of loss and with terms as shall be reasonably required by Lenders.

     All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lender. All policies of insurance shall provide that Lender shall be given 30 days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lender certificates of insurance or other evidence satisfactory to Lender that insurance complying with all of the above requirements is in effect.

     (e) Loss; Damage; Destruction and Seizure. (i) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged or seized by a governmental authority for any reason whatsoever at any rime until the expiration or termination of the Term, (ii) Except as set forth in Section 611(e)(iii), if during the Term any item of Equipment a lost, stolen, destroyed, damaged or seized by a governmental authority for a period equal to at least the remainder of the Term (an "Event of Loss"), then Lender shall receive from the proceeds of insurance maintained pursuant to Section 611(d), from any, award paid by the seizing governmental authority on to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: t x all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (y) a prepayment in an amount equal to the Loan Value, with respect to such Loan, multiplied by the Stated Cost of each affected item of Collateral and (z) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified hereinabove with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Agreement shall terminate as to such Collateral, and Lender shall take all actions as Borrower may reasonably require to release Lender's security interest in such Collateral pursuant to Section 5.02. Any proceeds of insurance maintained by Borrower pursuant to Section 6.01(d) and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.01(e), Lender shall promptly remit to Borrower the amount m excess of the amount owed to Lender, (iii) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to
Section 6.01(d) received by Lender or Borrower with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower m replacement of Collateral pursuant to this Section 6.01(e)(iii) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve Lender's first priority security interest and otherwise to avoid any impairment of Lender's rights under the Operative Documents, in connection with such repair or replacement.

     7.01. Negative Covenants. So long as the Loans or other amounts hereunder remain outstanding, Borrower shall not:

     (a)  Collateral Control.  Subject to its rights under Article V (Sections
5.01 to 5.04), (i) terminate, waive or release any material right with respect to any Collateral without Lender's prior written consent, (n) remove any item of Collateral from Borrower's facility located at the address set forth on the cover page of this Agreement or such other address set forth in any Loan Terms Schedule without Lender's prior written consent, or (iii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing parry which is not readily identifiable or separable without any damage to such item of Collateral, without Lender's prior written consent.

     (b) Liens. After the date of this Agreement, create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

     (c) Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of all or any part of the Collateral to any Person, except for Equipment in which Lender shall have released its security interest pursuant to Section 5.02.

     8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

     8.02. Other Conditions. The obligation of Lender to make each Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part B of Schedule 3.

     8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

     9.01. Events of Default. An "Event of Default" shall mean tic occurrence of one or more of the following described events: (a) Borrower shall (i) default in the payment of principal of, or interest on, or fail to make the Final Payment on any Loan within three (3) days of when such payment is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from Lender that the same is due; or (b) any representation or warranty made herein or on a Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the rime made or furnished; or (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in Section 9.01 a or Section 911(e)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or (d) Borrower shall have breached the terms of the

Warrant; or (e) Borrower fails to maintain the insurance coverage required under
Section 6.01M; or M any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms: or (g) a proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; (h) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing: or (i) there shall have been a default in any agreement to which Borrower is a party resulting in a right by the other parry or parties to such agreement whether or not exercised, to accelerate the maturity, of any indebtedness in excess of one hundred thousand dollars ($100.000).

     9.02. Consequences of Event of Default. (a) If an Event of Default specified under clauses (a) through (f) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate to commitment to make Loans here under and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower. (b) If an Event of Default specified under clause (g) or (h) of
Section 9.01 shall occur, then immediately and without nonce (i) the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loans and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

     9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following: (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be reasonably designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without nonce, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (b) Lender may, if at the rime such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other nonce which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and ether for cash or on credit and on such terms as Lender may reasonably determine, and at any place i whether or not it be the location of the Collateral or any part thereof) designated in the nonce referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Lender or its affiliates may bid and become the purchaser at any such sale; and (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted: or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     9.04. Waiver by Borrower. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon-any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

     9.05. Effect of Sale. Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or to equity, of Borrower in and to the property sold and shall be a perpetual bar, both at law and to equity, against Borrower, its successors and assigns, and against any and all peons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

     9.06. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any pan thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows: (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender; (b) Second, to the payment to Lender of the amount then owing or unpaid for Scheduled Payments and the Loan Value of the Loan Amount with respect to each Loan, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Loan Value of the Loan Amount with respect to each Loan; (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     9.07. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement

     10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

     10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender .in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any land or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

     10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from nine to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans, including acquisition, use, ownership, operation, possession, control, storage, return or condition of any item of Equipment financed by a Loan or constituting Collateral (regardless of whether such item of Equipment is at the time in the possession of Borrower), the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i)any Claim in connection with a design or other defect (latent or patent) in any item of Equipment financed by a Loan or constituting Collateral, (ii) any Claim for infringement of any patent copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials from any item of Equipment financed by a Loan or constituting Collateral, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a direct and sole result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole con and expense, the entire defense of Lender, each of in partners, and each of then respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Lender agrees to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder; except insofar and to the extent that its interests may be adverse to Borrower's in Lender's reasonable discretion. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

     10.04. Waivers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ARE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS LENDER ACTS WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     10.05. Notices: Payments. (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

     Borrower: At the address set forth on the signature page of the applicable Loan Terms Schedule.

     Lender:   GATX VENTURES, INC.
               3687 Mt. Diablo Blvd., Suite 200
               Lafayette, California 94549

or in accordance with any subsequent written direction from either patty to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received: or to the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

     (b) Unless Lender specifies otherwise to writing, all payments shall be made to:

               GATX VENTURES, INC.
               c/o GATX Capital Corporation
               Bank Name:
               Bank Address:
               Account No.:
               ABA Routing No.:
               Ref: NetScreen Technologies, Inc. Invoice # _______________

     10.06. Termination. This Agreement shall terminate on the latest Maturity Date; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue to full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

     10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or to any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

     10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made to writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of Loans hereunder and the granting of security.

     10.09. Governing Law. This Agreement, the other Operative Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action to enforce this Agreement against Borrower may be brought in California or, with regard to Collateral, may also be brought wherever such Collateral is located.

     10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of any Loan Terms Schedule, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

     10.11. Counterparts. This Agreement may be executed to any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     10.12. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver ail and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

     10.13. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for compound and give acquittance for any and all rents, issues, profits, avails, distributions; income, payment draws and other sums in which a security interest is granted under Section 5.01 with fill power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control,(d)to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and
(f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lender's reasonable opinion immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

     10.14. Integration. This Agreement and the Operative Documents constitute the entire agreement between the Lenders, on the one hand, and the Borrower, on the other, and supercede any prior written or oral agreements or understandings of the parties. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or any employee, agent or attorney of any Lender, other than the specific agreements set forth in this Agreement and the Operative Documents.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized have executed this Agreement as of the day and year first above written.

                                            NETSCREEN TECHNOLOGIES. INC.


                                            By: /s/ Robert D. Thomas
                                                --------------------------------
                                            Name: R.D. Thomas
                                                  ------------------------------
                                            Title: President and CEO
                                                   -----------------------------



                                            GATX VENTURES, INC.

                                            By: /s/ Patricia W. Leicher
                                                --------------------------------
                                            Name: Patricia W. Leicher
                                                  ------------------------------
                                            Title: SVP
                                                   -----------------------------

         SCHEDULES

              1        Loan Terms Schedule
              2        Existing Liens
              3        Conditions Precedent

         EXHIBITS

              A        Landlord Consent
              B        Warrant
              C        Form of Opinion of Counsel

                                   SCHEDULE 1

                             LOAN TERMS SCHEDULE NO.

     This Loan Tetras Schedule No. (this "Schedule"), dated as of April __, 2001, is part of the Loan and Security Agreement, dated as of April __, 2001 (the "Loan Agreement"), between GATX VENTURES, INC. a Delaware corporation ("Lender") and NETSCREEN TECHNOLOGIES, INC. ("Borrower") and is incorporated therein by reference. The terms used to this Schedule-shall have the meanings given to them in the Loan Agreement unless otherwise defined herein.

     1.  The following terms are applicable to the Loan described this Schedule:
         Loan Funding Date: ____________________ , 200__
         Initial Loan Amount: $ ___________________
         Loan Factor: _______%
         Original Scheduled Payment Amount: $ ________________
         Date of First Scheduled Payment: ______________, 200__
         The schedule of Loan Values is attached to this Loan Terms Schedule as Annex B.

     2. Borrower shall pay to Lender an Interim Payment in the amount of $_______. The Interim Payment is due and payable on ___________ , 200__.

     3. Borrower shall pay to Lender the last month's payment in the amount of $ _____ , such payment is due and payable on _____________ , 200__.

     4.  The Final Payment with respect to the Loan described in this Loan Terms
         Schedule is equal to nine percent (9%) of the original principal amount of all Loans advanced under the Loan Agreement.

     5. Borrower certifies that the proceeds of the Loan requested hereby will be used for the purposes described in Section 2.02(a) of the Loan Agreement and that the Equipment being financed with or which serves as Collateral for such Loan is listed on Annex A hereto, which Annex A shall automatically be deemed to be included in and amend the definition of "Collateral" under the Loan Agreement as if such Annex A were set forth in full therein. Borrower hereby confirms that it has granted and does further grant to Lender a security interest in such Collateral including the Equipment specifically described on Annex A hereto.

     6. Borrower certifies that not more than twenty percent (20%) of the proceeds of the Loan requested hereby shall be used for me financing of computer software packages, Equipment specially designed or manufactured for Borrower or the financing of other intangible items.

     7. The proceeds of the Loan should be wire transferred to Borrower as follows:

         Bank Name:
                    ----------------
         Bank Address:
                       -------------

          Account No.: _________________________
          Routing No. (if any): ________________
          For Account of: ______________________
          Attention: ___________________________

      8. Borrower certifies that (a) the foregoing information is true and correct and authorizes; (b) the representations and warranties made by Borrower in Article III of the Loan Agreement and m the other Operative Documents to which Borrower is a party are true and correct on the date hereof; (c) Borrower is in compliance with the covenants and the requirements contained in Articles IV, VI and VII of the Loan Agreement; and (d) all conditions contained in Article VIII of the Loan Agreement to the making of the Loan described in this Loan Terns Schedule have been satisfied.

      9. All payments with respect to the Loan described on this Schedule shall be made by wire transfer to Lender c/o GATX Capital Corporation, Bank of America, Dallas, Texas 75202-2911. Account No.: 3750878673, ABA Routing fin: 111000012 (Ref: NetScreen Technologies. Inc. invoice # ______ unless otherwise indicated in a writing signed by Lender.

      This Loan Terms Schedule is hereby duly executed by the parries hereto as of the date first written above.

                                        GATX VENTURES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        NETSCREEN TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Borrower's address for notices:
                                        350 Oakmead Parkway
                                        Santa Clara, CA 94085
                                        Attention: ____________________

                                     ANNEX A

                                       TO

                               LOAN TERMS SCHEDULE

      The Equipment being financed with or which serves as collateral for the Loan described on the Loan Terms Schedule to which this Annex A is attached is listed below.

                              Equipment Collateral
                              --------------------

                                     ANNEX B

                             TO LOAN TERMS SCHEDULE

                                   Loan Values
                                   ----

Payment No. Payment Date Loan Value

     1

     2

     3

     4

     . . .

    [47]

    [48]

------------------
* Each Loan Value percentage assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

PART I:
-------

     At the time of execution and delivery of this Agreement there shall also have been duly executed and delivered to Lender:

     (a)  The Warrant;

     (b) A Landlord Consent, from the owner of each building in which Collateral is anticipated to be located;

     (c) A favorable opinion of counsel for Borrower, dated as of the closing date, to the form attached hereto as Exhibit C;

     (d) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

     (e) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

     (f) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

     (g) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement the Warrant and the other Operative Documents; and

     (h)  All other documents as Lender shall have reasonably requested.


PART II
-------

     On or prior to the Funding Date of each Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waved by Lender:

     (a) Borrower shall have provided to Lender, with respect to the Equipment which is intended to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, bills of sale, receipts, agreements, cancelled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the

          Fair Market Value of, such Equipment, each in form and substance reasonably satisfactory to Lender; and, except with the prior written consent of Lender which shall not be unreasonably withheld, all such Equipment shall be Eligible Equipment and acceptable to Lender as to value and type;

     (b) Lender shall have received duly executed Form UCC-1 Financing Statements or other documents and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

     (c) Borrower shall have provided to Lender such documents, instruments and agreements, including amendments to previously filed financing statements terminating "after acquired property" clauses which encompass the Equipment, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Article V;

     (d)  No Event of Default or Default shall have occurred and be continuing;

     (e) Borrower shall have duly executed and delivered to Lender a Loan Terms Schedule prepared by Lender;

     (f) In Lender's sole discretion, there shall not have occurred any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions to the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender;

     (g) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

     (h)  Each of the Operative Documents remains in full force and effect

     (i) Except with the prior consent of Lender which shall not be unreasonably withheld, (i) the amount of the requested Loan shall not be less than the Minimum Funding Amount; (ii) the amount of the requested Loan when aggregated with the amounts of all Loans previously funded shall not exceed the Credit Amount; and (iii) the funding of the requested Loan when aggregated with the number of previous fundings of Loans shall not exceed the Maximum Number of Fundings;

     (j) The Funding Date of the requested Loan shall not be later than the Commitment Termination Date;

     (k)  All Equipment which is financed by a Loan shall be New Equipment

     (l)  Any other condition set forth in the applicable Loan Terms Schedule.

                                    EXHIBIT A

                          LANDLORD'S WAIVER AND CONSENT

     RECORDING REQUESTED BY
     AND WHEN RECORDED RETURN TO:

     [GATX Ventures, Inc.
     3687 Mt. Diablo Blvd., Suite 200
     Lafayette, CA 94549
     Attn: Contract Administration]
     LANDLORD'S WAIVER AND CONSENT

--------------------------------------------------------------------------------

                       THIS LANDLORD'S WAIVER AND CONSENT

     THIS LANDLORD'S WAIVER AND CONSENT (this Waiver"), dated as of ________, 2001, is executed by and between ____________________ ("Landlord") and GATX VENTURES, INC., a Delaware corporation ("Lender").


                                    RECITALS

     A. Landlord and NetScreen Technologies, Inc. ("Tenant") are parties to a ______ [Lease Agreement], dated as of _____________________, _____
          (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as ______________________, and more particularly described in Attachment 1 hereto (the "Premises").

     B. Tenant and Lender intend to or have entered into a Loan and Security Agreement dated as of April __, 2001 (the "Loan Agreement") pursuant to which Lender has agreed or will agree to make loans to Tenant from time to rime secured by certain equipment (the "Equipment") which will be located on the Premises.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lender hereby agree as follows:

     1. Waiver and Consent. Landlord hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now m existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipments annexation, the Equipments adaptability to the uses and purposes for which the Premises are used, and the intentions of the party mating the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lender, (c) in connection with such repossession or otherwise, Lender, and any of its agents and employees, may enter upon the Premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof); and (d) the right of Lender to enter the Premises and the other rights granted to Lender in this Waver shall not terminate until up to thirty (30) days after Lender receives written nonce from Landlord of the termination of the Lease; provided, that if Lender exercises its rights hereunder, for any such period after the termination of the Lease. Lender shall pay to Landlord a pro rated rental payment for the space to which the Equipment is located (at the last monthly rate payable by Tenant) for the period until the Equipment is removed.

     2. Costs. Lender agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lender solely from the exercise of its rights under clauses (b) or (c) of Paragraph 1 above.

     3. Lease Defaults. Landlord further agrees to provide Lender with telephonic confirmation of any default or event of default under the Lease upon inquiry by Lender.

     4. Landlord's Representations and Warranties. Landlord hereby warrants and represents to Lender that (a) Landlord is the lessor under the Lease; (b) them are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so; (d) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (e) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; and (f) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice.

     5. Miscellaneous. This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Loan Agreement or any present or future agreement between Tenant and Lender which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and, assigns of Landlord and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender or to third parties who may become the lender, directly or indirectly, to Tenant. Lender shall provide subsequent written nonce to Landlord and Tenant of the assignment or transfer. Headings in this

          Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Landlord and Lender have executed this Waver as of the date and year first written above. LANDLORD:


                                        LANDLORD:


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------



                                        LENDER:

                                        GATX VENTURES, INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                  ATTACHMENT 1

                           LEGAL DESCRIPTION OF PREMISES

                            [To Be Provided By Tenant]

State of                )

County of ____________________)

     On __________________, 199__ before me, the undersigned personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authority capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature ______________________________        (Seal)


State of _______________)

County of ____________________)

     On __________, 199_ before me, the undersigned, personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument me person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature ______________________________        (Seal)

                                    EXHIBIT B

                                     WARRANT

                                                                       Exhibit B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                          NETSCREEN TECHNOLOGIES, INC.

                        WARRANT TO PURCHASE 20,642 SHARES
                           OF SERIES E PREFERRED STOCK

     THIS CERTIFIES THAT, for value received, GATX VENTURES, INC. and its assignees are entitled to subscribe for and purchase 20,642 shares of the fully paid and nonassessable Series E Preferred Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of NETSCREEN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), at the price of $7.63 per share (such price and such other price as shall result, from time to time, from the adjustments specified in
Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean the Company's presently authorized Series E Preferred Stock, and any stock into or for which such Series E Preferred Stock may hereafter be converted or exchanged, and after the automatic conversion of the Series E Preferred Stock to Common Stock shall mean the Company's Common Stock, (b) the term "Date of Grant" shall mean April 13, 2001, and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

     1.  Term. The purchase right represented by this Warrant is exercisable, in
         ----
whole or in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or (ii) five (5) years after the closing of the Company's initial public offering of its Common Stock ("IPO") effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").
Upon request of the Company, the holder of this Warrant agrees to exercise the purchase right under this Warrant (including without limitation by way of net issuance as provided in Section 10.2) contemporaneously with the closing of a merger or consolidation in which the Company is not the surviving corporation, the sale, lease, exchange, conveyance or other disposition of all or substantially all of the assets of the Company or the purchase by a person or group of related persons of all of the outstanding capital stock of the Company if (A) the Company receives solely cash in consideration for such sale or merger, (B) the acquiror in such sale or merger has a net worth as of the end of its most recent fiscal year in excess of $200,000,000; or (C) the net proceeds per share to the holder of this Warrant upon such exercise will equal at least the product of the Warrant Price multiplied by
2.5. The Company agrees to provide the holder of this Warrant not less than twenty (20) days' prior written notice of the Company's request that the holder exercise its purchase right hereunder in accordance with the provisions of
Section 13 hereof. The holder agrees to exercise this Warrant (including without limitation, via a net issuance) upon or prior to an IPO so long as the underwriters of such IPO certify to holder in writing that (i) such underwriters have determined that the failure of the holder to exercise this Warrant would have a material negative economic impact upon the offering, and (ii) the underwriters have required all warrant holders of the Company to exercise their warrants prior to the offering.

     2.  Method of Exercise; Payment; Issuance of New Warrant. Subject to
         ----------------------------------------------------
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section
10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

     3.  Stock Fully Paid; Reservation of Shares. All Shares that may be issued
         ---------------------------------------
upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.

     4.  Adjustment of Warrant Price and Number of Shares. The number and kind
         ------------------------------------------------
of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a)  Reclassification or Merger. In case of any reclassification or
              --------------------------
change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Warrant and having a value at the time of the transaction equivalent to the value of the Series Preferred purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

         (b)  Subdivision or Combination of Shares. If the Company at any time
              ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

         (c)  Stock Dividends and Other Distributions. If the Company at any
              ---------------------------------------
time while this Warrant is outstanding and unexpired shall (i) pay a stock dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

         (d)  Adjustment of Number of Shares. Upon each adjustment in the
              ------------------------------
Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         (e)  Antidilution Rights. The other antidilution rights applicable to
              -------------------
the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). Such antidilution rights shall not be restated, amended, modified or waived in any manner without holder's prior written consent if the effect of such restatement, amendment, modification or waiver on the holder hereof would be more adverse to the holder hereof than, and substantially dissimilar to, its effect on the other holders of the Company's Series Preferred. The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

     5.  Notice of Adjustments. Whenever the Warrant Price or the number of
         ---------------------
Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer or other appropriate officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer or other appropriate officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

     6.  Fractional Shares. No fractional shares of Series Preferred will be
         -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7.  Compliance with Act; Disposition of Warrant or Shares of Series
         ---------------------------------------------------------------
Preferred.
---------

         (a)  Compliance with Act. The holder of this Warrant, by acceptance
              -------------------
hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

     Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

              (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

              (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

              (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

              (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

         (b)  Disposition of Warrant or Shares. With respect to any offer, sale
              --------------------------------
or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         (c)  Applicability of Restrictions. Neither any restrictions of any
              -----------------------------
legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

     8.  Rights as Shareholders; Information. No holder of this Warrant, as
         -----------------------------------
such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

     9.  Registration Rights. The Company has secured all approvals necessary to
         -------------------
amend its Fourth Amended and Restated Investor Rights Agreement, dated as of June 30, 2000 (the "Rights Agreement") to include the holder hereof as a party to the Rights Agreement for the purpose of granting it "piggyback" registration rights as set forth in Section 2.3 of the Rights Agreement (but not demand or S-3 registration rights) with respect to any Common Stock of the Company obtained upon conversion of the Series Preferred (the "Conversion Stock"). Holder has executed and delivered to the Company a counterpart signature page to the Rights Agreement for the purpose of receiving such piggyback registration rights and becoming bound by all related provisions of the Rights Agreement (including the indemnification provisions of Section 2.8 and the market standoff provisions of Section 2.9). The registration rights granted to holder may be transferred to an acquiror of the Warrant or of all of the shares acquired upon warrant exercise, or as otherwise permitted by the Rights Agreement.

    10.  Additional Rights.
         -----------------

         10.1    Acquisition Transactions. The Company shall provide the holder
                 ------------------------
of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is transferred to another corporation or person(s).

         10.2    Right to Convert Warrant into Stock:  Net Issuance.
                 --------------------------------------------------

         (a)  Right to Convert. In addition to and without limiting the rights
              ----------------
of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as is determined according to the following formula:

      X   =   B - A
            ---------
                Y

      Where:   X  =       the number of shares of Series Preferred (or Common
                          Stock if the Series Preferred has been automatically converted to Common Stock) that shall be issued to holder

               Y  =       the fair market value of one share of Series Preferred
                          (or Common Stock if the Series Preferred has been automatically converted to Common Stock)

               A  =       the aggregate Warrant Price of the specified number of
                          Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant
                          Price)

               B  =       the aggregate fair market value of the specified
                          number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

         (b)  Method of Exercise. The Conversion Right may be exercised by the
              ------------------
holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

         (c)  Determination of Fair Market Value.  For purposes of this Section
              ----------------------------------
10.2, "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

              (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

              (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

         (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

         (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

         (C) If there is no public market for the Common Stock, then fair market value shall be as determined in good faith by the Board of Directors of the Company upon a review of relevant factors.

     In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the IPO, then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

         10.3    Exercise Prior to Expiration. To the extent this Warrant is not
                 ----------------------------
previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

    11.  Representations and Warranties.  The Company represents and warrants to
         ------------------------------
the holder of this Warrant as follows:

         (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

         (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

         (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into two shares of Common Stock;

         (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable;

         (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

         (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant; and

         (g) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 93,282,000 shares.

    12.  Modification and Waiver.  This Warrant and any provision hereof may be
         -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

    13.  Notices. Any notice, request, communication or other document required
         -------
or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

    14.  Binding Effect on Successors. This Warrant shall be binding upon any
         ----------------------------
corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

    15.  Lost Warrants or Stock Certificates. The Company covenants to the
         -----------------------------------
holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

    16.  Descriptive Headings.  The descriptive headings of the several
         --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

    17.  Governing Law.  This Warrant shall be construed and enforced in
         -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

    18.  Survival of Representations, Warranties and Agreements. All
         ------------------------------------------------------
representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

    19.  Remedies. In case any one or more of the covenants and agreements
         --------
contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

    20.  No Impairment of Rights. The Company will not, by amendment of its
         -----------------------
Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

    21.  Severability.  The invalidity or unenforceability of any provision of
         ------------
this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

    22.  Recovery of Litigation Costs. If any legal action or other proceeding
         ----------------------------
is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

    23.  Entire Agreement; Modification.  This Warrant constitutes the entire
         ------------------------------
agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

     The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

                                 NETSCREEN TECHNOLOGIES, INC.




                                 By     Robert D. Thomas
                                       --------------------------------------


                                 Title  President and Chief Executive Officer
                                       -----------------------------------------


                                 Address:

                                 2860 San Tomas Expressway
                                 Santa Clara, CA  95051

                                  EXHIBIT A-1


                               NOTICE OF EXERCISE

To:      NetScreen Technologies, Inc. (the "Company")

         1.      The undersigned hereby:

                 [_] elects to purchase________ shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

                 [_] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to ________Shares of [Series Preferred Stock] [Common Stock].

         2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:


          ------------------------------------------------------------
                                     (Name)


          ------------------------------------------------------------



          ------------------------------------------------------------
                                    (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.



                                         ---------------------------------------
                                         (Signature)

--------------------
     (Date)

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE

To:      NetScreen Technologies, Inc. (the "Company")



         1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___, filed ________, 200__, the undersigned hereby:

         [_]     elects to purchase ________ shares of [Series Preferred Stock]
[Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

         [_]     elects to exercise its net issuance rights pursuant to Section
10.2 of the attached Warrant with respect to ________ Shares of [Series Preferred Stock] [Common Stock].

         2. Please deliver to the custodian for the selling shareholders a stock certificate representing such ________ shares.

         3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.




                                         ---------------------------------------
                                         (Signature)

--------------------
     (Date)

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL

                                     [Date]

GATX VENTURES, INC.
3687 Mt. Diablo Blvd., Suite 200
Lafayette, California 94549

Gentlemen:

     We have acted as counsel for [BORROWER) (the "Borrower") in connection with
(i) the execution of the Loan and Security Agreement of even date herewith (the "Loan") between Borrower and GATX VENTURES ("Lender"), (ii) the issuance of a warrant to purchase shares of Borrower's [Common] [Series _ Preferred] Stock (the "Warrant") and (iii) the transactions contemplated thereby. This opinion is being rendered to you pursuant to Section 8.01 of the Loan Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Loan Agreement.

     In connection with this opinion and our representation, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

     (i)    The Loan Agreement;

     (ii) The Warrant and exhibits thereto dated as of [Date], issued by Borrower to Lender;

     (iii) The Restated [Certificate] [Articles] of Incorporation and the Bylaws of Borrower, each as in effect on the date hereof;

     (iv) The certificate of an officer of Borrower as to certain factual matters ("Officer Certificate");

     (v)    Certificates issued by the Secretary of State of the State of dated
                       , 199 , [and the Secretary of State of the State of dated , 199 ,] certifying the good standing of Borrower;

     (vi) Such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

     The Loan Agreement and the Warrant are hereinafter referred to as the "Transaction Documents."

     In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimile, telecopied or photostatic copies thereof. As to certain matters of fact material to our opinion, we have relied upon the Officer Certificate and upon your representations in the Transaction Documents.

     As used in this opinion, the expression "to the best of our knowledge," means the actual present knowledge or belief of those attorneys in our firm who have or who are currently representing Borrower. We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no reference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm's representation of Borrower in connection with the Transaction Documents.

     Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrant. All action on the part of Borrower, its directors and to shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

     (c) The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower's Restated Certificate [Articles] of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

     (d) The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. Except for __________, to our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents in connection with an exemption from state usury laws or to connection with any other matter.

     (e) [The Series Preferred Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terns of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.] [The shares of Common Stock issuable upon conversion of the Series _ Preferred Stock into which the Warrant is convertible, have been duly authorized and reserved and for issuance, when so issued in accordance with the terms of Borrowers Restated [Certificate] [Articles] of Incorporation, will be validly issued, fully paid and non-assessable.]

     The opinions set forth above are subject to the following additional qualifications, assumptions, limitations and exceptions:

     (A) The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

     (B) Limitations imposed by general equitable principles upon the specific enforceability of any of the provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

     (C) We express no opinion as to the enforceability of any choice of law provision in the documents.

     (D) We express no opinion as to the compliance or noncompliance with applicable antifraud statutes under the rules and regulations of state and federal securities laws concerning the issuance of the Warrant.

     (E) We express no opinion herein concerning any law other than the law of the State of [the general corporate law of the State of Delaware] and the federal laws of the United States of America. [If counsel a not California counsel, add the following: In that regard, we note that the Transaction Documents provide that they an governed by the laws of the State of California. The opinions expressed herein concerning the validity, binding effect, and enforceability of the Transaction Documents are intended to express our views on those matters as if the substantive law of ____________________________ were applicable.)

     This opinion is furnished to you solely for your benefit and may not be relied upon by any other person (other than assignees of any of your rights) without our prior written consent, which consent shall not be unreasonably withheld or delayed.

                                        Very truly yours,